BALDWIN TECHNOLOGY COMPANY, INC.
                 SECOND AMENDED AND RESTATED 1986 STOCK OPTION PLAN


1. Purpose. The purpose of the Baldwin Technology Company, Inc. Second Amended and Restated 1986 Stock Option Plan (the "Plan") is to secure for Baldwin Technology Company, Inc. (the "Company") and its stockholders the benefits of the additional incentive, inherent in the ownership of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and the Company's
Class B Common Stock, par value $.01 per share (the "Class B Common Stock"; collectively with the Class A Common Stock, the "Common Stock"), by selected key employees of, and consultants to, the Company and any subsidiary thereof who are important to the success and growth of the business of the Company and its subsidiaries and to help the Company and its subsidiaries secure and retain the services of such employees and consultants. Options granted under the Plan will be either "incentive stock options," intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended, or any successor statute of similar purpose (the "Code"), or "non-qualified stock options." Stock appreciation rights ("SARs") also may be granted under the Plan in tandem with either incentive stock options or non-qualified stock options. For purposes of the Plan, the terms "parent" and "subsidiary" shall mean "parent corporation" and "subsidiary corporation," respectively, as such terms are defined in sections 424(e) and (f) of the Code.

2.     Administration.

       2.1. In General. The Plan shall be administered by a committee of not less than three persons appointed by the Board of Directors (the "Committee"). No person shall serve on the Committee who is not a disinterested person within the meaning of Rule 16b-3(d)(3), promulgated under the Securities Exchange Act of 1934, as amended, as such Rule may be amended from time to time, or any successor Rule, and the interpretations of the Securities and Exchange Commission thereunder. Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by the Board of Directors, and any vacancy on the Committee, whether due to action of the Board of Directors or due to any other cause, may at any time be filled by resolution adopted by the Board of Directors.

       2.2. Procedures. The Committee shall select one of its members as Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meeting and the administration of the Plan. The Committee shall act only with the consent of a majority of its members then in office.

3.     Shares Subject to Options.

       3.1. Number of Shares. Subject to the provisions of Section 12 (relating to adjustments upon changes in capitalization), the number of shares of Common Stock subject at any one time to options granted under the Plan, plus the number of shares of Common Stock theretofore issued or delivered pursuant to the exercise of options granted under the Plan, shall not exceed 2,220,000 shares of Class
A Common Stock and 590,000 shares of Class B Common Stock. If and to the extent that options granted under the Plan terminate, expire or are cancelled without having been exercised, new options may be granted under the Plan with respect to the shares of Common Stock covered by such terminated, expired or cancelled options; provided that the granting and terms of such new options shall in all respects comply with the provisions of the Plan. An option that is terminated upon the exercise of an SAR shall be deemed to have been exercised at the time of the exercise of such tandem SAR and the Common Stock subject thereto shall not be available to be granted under the Plan.

       3.2. Character of Shares. Shares of Common Stock delivered upon the exercise of options or SARs granted under the Plan may be authorized and unissued Common Stock, issued Common Stock held in the Company's treasury, or both.


       3.3. Reservation of Shares. There shall be reserved at all times for sale under the Plan a number of shares of Class A Common Stock and Class B Common Stock (authorized and unissued Class A Common Stock and Class B Common Stock, issued Class A Common Stock and Class B Common stock held in the Company's treasury, or both) equal to the maximum number of shares of Class A Common Stock and Class B Common Stock which may be purchased pursuant to options or SARs granted or that may be granted under the Plan.

4.     Grant of Options.

       4.1. In General. The Committee shall determine, within the limitations of the Plan, the employees and consultants of the Company and its subsidiaries, if any, to whom options are to be granted, the number and class of shares of Common Stock that may be purchased under each option, the option price, the terms and conditions relating to the exercise of the options and shall designate options at the time of grant as either "incentive stock options" or "non-qualified options."

       4.2. Factors to be Considered. In determining the key employees and consultants to whom options shall be granted and the number of shares to be covered by each such option, the Committee shall take into consideration the employee's or consultant's present and potential contribution to the success of the Company and its subsidiaries and such other factors as the Committee may deem proper and relevant.

       4.3. Stock Option Agreement. Each option granted under the Plan shall be evidenced by a written agreement between the Company and the Optionee (as defined in Section 5) in such form, not inconsistent with the provisions of the Plan or with section 422 of the Code with respect to incentive stock options, as the Committee shall provide.

5.     Persons Eligible.  Options may be granted under the Plan to
(i) any key employee or prospective key employee (conditioned upon, and effective not earlier than, his becoming an employee) of the Company or any of its subsidiaries and (ii) any consultant or prospective consultant (conditioned upon, and effective not earlier than, such person or entity becoming a consultant) of the Company or any of its subsidiaries. Officers or directors who are also full-time employees of the Company or any of its subsidiaries shall not by reason of such offices be ineligible to receive options under the Plan. Notwithstanding any of the foregoing, no member of the Committee while serving as such shall be eligible to receive options under the Plan or any other plan of the Company or affiliate of the Company. No incentive stock options may be granted under the Plan to any person who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), at the time the incentive stock option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent, if any, or any of its subsidiaries, unless the option price is at least 110% of the fair market value of the shares subject to the option, determined on the date of the grant (said fair market value, in the case of shares of Class B Common Stock, shall in no event be less than 125% of the fair market value of shares of the Class A Common Stock on such date), and the option by its terms is not exercisable after the expiration of five years from the date such option is granted. An individual receiving an option under the Plan is hereinafter referred to as an "Optionee." Any reference herein to the employment or retention of an Optionee (whether as an employee or consultant) by the Company shall include such Optionee's employment or retention by the Company or any of its subsidiaries.

6. Option Price. Subject to Section 12, the option price of each share of Common Stock purchasable under any option granted under the Plan shall be not less than the fair market value of such share of Common Stock at the time the option is granted (which, in the case of each share of Class B Common Stock, shall in no event be less than 125% of the fair market value of a share of Class A
Common Stock at the time the option is granted). For purposes of this Section 6, the time at which an option is granted, in case of the grant of an option to a prospective key employee or consultant, shall be deemed to be the effective date of such grant. Anything contained in this Section 6 to the contrary notwithstanding, the option price of an incentive stock option issued under the Plan in connection with a transaction described in section 424(a) of the Code may be an amount which conforms to the requirements of that Code section and the regulations thereunder.

7.     Exercisability and Duration of Options.

       7.1. Determination of Committee; Acceleration. Each option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may provide upon the granting thereof. Subsequent to the grant of an option which is not immediately exercisable in full, the Committee, at any time before complete termination of such option, may accelerate the time or times at which such option may be exercised in whole or in part. Any option granted under the Plan shall be exercisable upon the death of the Optionee or upon the termination of the Optionee's employment or retention by the Company by reason of such Optionee's illness or disability only to the extent such option was exercisable by the Optionee immediately prior to such event, unless otherwise expressly provided in the option at the time it is granted.

       7.2. Limitation. In the event the aggregate fair market value of the Common Stock (determined at the time the option is granted and which, in the case of Class B Common Stock, shall in no event be less than 125% of the fair market value of the Class A Common Stock at such time) with respect to which incentive stock options are exercisable for the first time by any employee or consultant during any calendar year (under all stock option plans of the Company and its parent and subsidiaries, if any) shall exceed $100,000, such options, to the extent of such excess, shall be treated for all purposes as non-qualified options.

       7.3. Automatic Termination. The unexercised portion of any option granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

             (a) The expiration of ten years from the date on which such option was granted;

             (b) The expiration of three months from the date of termination of the Optionee's employment or retention by the Company (other than a termination described in paragraph (c), (d) or (e) below); provided, that such period may be extended by the Committee, in its discretion, but in no event for a period longer than one year from the date of termination; and, provided, further, that if the Optionee shall die during such three-month period (or other period determined by the Committee), the time of termination of the unexercised portion of any such option shall be determined under the provisions of paragraph (d) below;

             (c) The expiration of one year from the date of termination of the employment or retention of an Optionee due to permanent and total disability (other than a termination described in paragraph (e) below);

             (d) The expiration of six months following the issuance of letters testamentary or letter of administration to the executor or administrator of a deceased Optionee, if the Optionee's death occurs either during such Optionee's employment or retention by the Company or during the three-month period (or other period determined by the Committee) following the date of termination of such employment or retention (other than a termination described in paragraph (e) below), but in no event later than one year after the Optionee's death;

             (e) The termination of the Optionee's employment or retention by the Company if such termination constitutes or is attributable to a breach by the Optionee of an employment or consulting agreement with the Company, its parent, if any, or any of its subsidiaries, or if the Optionee is discharged for cause. The Committee shall have the right to determine whether the Optionee has been discharged for cause and the date of such discharge, and such determination of the Committee shall be final and conclusive; or

             (f) The expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide upon the granting thereof.


8.     Exercise of Options; Certain Legal and Other Restrictions.

       8.1. Exercise. Options granted under the Plan shall be exercised by the Optionee (or by such Optionee's executors or administrators, as provided in Section 9) as to all or part of the shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of shares to be purchased, accompanied by payment of the full purchase price for the shares being purchased. Payment of such purchase price shall be made (a) by check payable to the Company, or (b) with the consent of the Committee, by delivery of shares of Class A Common Stock, in the event options to purchase Class A Common Stock are being exercised, and shares of Class B Common Stock, in the event options to purchase Class B Common Stock are being exercised, in each case having a fair market value (determined as of the date such option is exercised and which, in the case of Class B Common Stock, shall in no event be less than 125% of the fair market value of the Class A Common Stock at such date) equal to all or part of the purchase price and, if applicable, of a check payable to the Company for any remaining portion of the purchase price. Such notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. The Company shall effect the transfer of the shares so purchased to the Optionee (or such other person exercising the option pursuant to Section 9 hereof) as soon as practicable, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No Optionee or other person exercising an option shall have any of the rights of a shareholder of the Company with respect to shares subject to an option granted under the Plan until certificates for such shares shall have been issued following the exercise of such option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. In no event may any option granted hereunder be exercised for a fraction of a share.

       8.2. Withholding Tax. Whenever under the Plan shares of stock are to be delivered upon exercise of an option or an SAR, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto.

       8.3. Restrictions on Delivery of Shares. Each award granted under the Plan is subject to the conditions that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to exercise of the option may be withheld unless and until such listing, registration or qualification shall have been effected. The Committee may require, as a condition of exercise of any option, that the Optionee represent, in writing, that the shares received upon exercise of the option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel satisfactory to the Company that such disposition is exempt from such requirement under the Securities Act of 1933, as amended. The Company may endorse on certificates representing shares issued upon the exercise of an option such legends referring to the foregoing representations or any applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

9. Non-Transferability of Options. No option or SAR granted under the Plan or any right evidenced thereby shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and an option or SAR may be exercised, during the lifetime of an Optionee, only by such Optionee. In the event of an Optionee's death during such Optionee's employment or retention by the Company, its parent, if any, or any of its subsidiaries, or during the three-month period following the date of termination of such employment or retention, such Optionee's option or SAR shall thereafter be exercisable, during the period specified in Section 7.3(d), by such Optionee's executors or administrators.



10. Stock Appreciation Rights. The Committee may in its discretion grant SARs in connection with an option, either at the time the option is granted or at any time thereafter while the option remains outstanding, to any employee or consultant who or which at that time is eligible to be granted an option. The number of SARs granted to an employee or consultant which shall be exercisable during any given period of time shall not exceed the number of shares of stock which he or it may purchase upon the exercise of the related option or options during such period of time. Upon the exercise of an option pursuant to the Plan, the SARs relating to the stock covered by such exercise shall terminate. Upon the exercise of SARs pursuant to the Plan, the related option to the extent of an equal number of shares of stock shall terminate. Upon an employee's or consultant's exercise of some or all of such Optionee's SARs with respect to any option, such employee or consultant shall receive an amount payable in cash, stock or a combination thereof as determined by the Committee, equal to the difference between (i) the fair market value of the shares of Common Stock subject to such SARs then being exercised determined on the date of such exercise (which, in the case of shares of Class B Common Stock, shall in no event be less than 125% of the fair market value of shares of Class A Common Stock on such date) and (ii) the option price for such shares as specified in the related option. In no event shall fractional shares be issued in connection with the exercise of any SARs.

An SAR is exercisable only during the period when the option to which it is related is also exercisable. However, to the extent required to comply with the requirements of Rule 16b-3, as promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (relating to "insider trading"), no SAR shall be exercisable during the first six months after being granted, except that an SAR shall be exercisable at the time of death or disability of the option holder if the related option is then exercisable, and no SAR shall be exercised for cash, in whole or in part, except during the period beginning on the third business day following the date of release of the Company's quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date.

11. Right to Terminate Employment or Retention. Nothing in the Plan or in any option or SAR granted under the Plan shall confer upon any Optionee the right to continue in the employment of the Company, or to continue to be retained as a consultant by the Company, or affect the right of the Company or any of its subsidiaries to terminate the Optionee's employment or retention as a consultant at any time, subject, however, to the provisions of any agreement of employment or consulting agreement between the Optionee and the Company, its parent, if any, or any of its subsidiaries.

12. Adjustment Upon Changes in Capitalization, Etc. In the event of any stock split, stock dividend, reclassification or recapitalization which changes the character or amount of the Company's outstanding Common Stock while any portion of any option theretofore granted under the Plan is outstanding but unexercised, the Committee shall make such adjustments in the character and number of shares subject to such options and in the option price, as shall be equitable and appropriate in order to make the option, as nearly as may be practicable, equivalent to such option immediately prior to such change; provided, however, that no such adjustment shall give any Optionee any additional benefits under such Optionee's option; and provided further, that, with respect to any outstanding incentive stock option, if any such adjustment is made by reason of a transaction described in section 424(a) of the Code, it shall be made so as to conform to the requirement of that section and the regulation thereunder.

If any transaction (other than a change specified in the preceding paragraph) described in section 424(a) of the Code affects the Company's Common Stock subject to any unexercised option theretofore granted under the Plan (hereinafter for purposes of this Section 12 referred to as the "old option"), the Board of Directors of the Company or any surviving or acquiring corporation may take such action as it deems appropriate, and in conformity with the requirements of that section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

If any such change or transaction shall occur, the number and kind of shares for which options may thereafter be granted under the Plan shall be adjusted to give effect thereto.



13.    Expiration and Termination of the Plan.

       13.1. General. Options may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Original Effective Date (as defined in Section 14), on which date (the "Expiration Date") the Plan will expire except as to options then outstanding under the Plan. Such outstanding options shall remain in effect until they have been exercised, terminated or have expired. The Plan may be terminated, modified or amended by the Board of Directors at any time on or prior to the Expiration Date, except with respect to any options then outstanding under the Plan; provided, however, that the approval of the Company's stockholders will be required for any amendment which (i) changes the class of persons eligible for the grant of options, as specified in Section 5, (ii) increases the maximum number of shares subject to options, as specified in Section 3 (unless made pursuant to the provisions of Section 12) or (iii) materially increases the benefits accruing to participants under the Plan, within the meaning of Rule 16b-3.

       13.2. Modifications. No modification, extension, renewal or other change in any option granted under the Plan may be made, after the grant of such option, without the Optionee's consent, unless the same is permitted by the provisions of the Plan and does not disqualify an incentive stock option from being considered as such under the provisions of section 422 of the Code.

14. Effective Date of Plan. The Plan, as originally stated, became effective on October 14, 1986 (the "Original Effective Date"). The Plan, as amended and restated hereby, shall become effective as of September 30, 1993, the date of its adoption by the Board of Directors of the Company, subject, however, to the approval of the Plan by the Company's stockholders within 12 months of such adoption.

15. Fair Market Value. For purposes of the Plan, fair market value shall be determined by the Committee in a reasonable and consistent manner in accordance with established procedures.